Exhibit 99.2

HOSTOPIA.COM INC.

(“Hostopia”)

Suite 1100

5915 Airport Road

Mississauga, Ontario, Canada

L4V 1T1

PROXY, SOLICITED BY THE MANAGEMENT OF HOSTOPIA, for the Special Meeting of Stockholders to be held on July 30, 2008.

The undersigned hereby appoints Colin Campbell, or failing him, Michael Mugan or instead of either of them,                                                                                                             as proxy, with power of substitution, to attend and vote for the undersigned at the Special Meeting of Stockholders of Hostopia to be held at Suite 1600, 1 First Canadian Place, 100 King Street West, Toronto, Ontario, Canada, M5X 1G5 at 10:00 a.m. (Toronto time), on July 30, 2008 and at any adjournments thereof, and without limiting the general authority and power hereby given, the persons named above are specifically directed to vote as instructed.

This proxy revokes and supersedes all proxies of earlier date.

THIS PROXY MUST BE DATED.

DATED this                day of                                    , 2008.

Signature of Stockholder

This Form of Proxy is solicited by and on behalf of Management.

TO BE VALID, THIS PROXY MUST BE RECEIVED BY EQUITY TRANSFER & TRUST COMPANY., 200 UNIVERSITY AVENUE, SUITE 400, TORONTO, ONTARIO, M5H 4H1, NOT LATER THAN 4:00 P.M. (TORONTO TIME), ON THE 28th DAY OF JULY, 2008.

CHECK BOX
RESOLUTIONS	VOTE FOR	VOTE AGAINST

Special resolution in the form set forth in Appendix E to the management information circular (the “Circular”) of Hostopia.com Inc. (“Hostopia”) dated June 27, 2008 to approve the adoption of the Merger Agreement dated June 18, 2008 between Hostopia, Deluxe Corporation (“Deluxe”), Deluxe Business Operations Inc. and Helix Merger Corp. and the approval of the merger and transactions therein, which, among other things, would require Deluxe to acquire all the outstanding shares of Hostopia common stock for a purchase price of Cdn.$10.55 per share, all as more particularly described in the Circular.

Notes to proxy:

1.             Every stockholder has the right to appoint some other person or company of their choice, who need not be a stockholder, to attend and act on their behalf at the special meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.             If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.             This proxy should be signed in the exact manner as the name appears on the proxy.

4.             If this proxy is not dated, it will be deemed to bear the date on which it is mailed by management of Hostopia to the stockholder.

5.             The securities represented by this proxy will be voted as directed by the stockholder, however, if such a direction is not made, this proxy will be voted FOR the special resolution.

6.             The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the stockholder, on any ballot that may be called for and, if the stockholder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.             This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Special Meeting or other matters that may properly come before the special meeting or any adjournments thereof.

8.             This proxy should be read in conjunction with the accompanying documentation provided by management of Hostopia.